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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Summary Historical Consolidated Financial Data", "Selected Historical Financial Data" and "Experts" and to the use of our report dated February 25, 2004, in the Registration Statement (Form S-1) and related Prospectus of the Oglebay Norton Company for the registration of 8,500,000 shares of Series A Convertible Preferred Stock and related Subscription Rights and shares of Reorganized Common Stock.





                                          /s/ ERNST & YOUNG LLP


Cleveland, Ohio
May 7, 2004